UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 3, 2008

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

413 Pine Street

Suite 500

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Nicolas J. Hanauer (“Hanauer”), Vice Chairman of Marchex’s Board of Directors, adopted a written trading plan with Piper Jaffray & Co. to purchase shares of Marchex’s outstanding Class B common stock pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. Hanauer’s Rule 10b5-1 trading plan provides for purchases of specified share amounts at specific market prices, subject to certain limitations and ends on the earlier of purchase of the specified aggregate share amount or July 1, 2008. The Rule 10b5-1 trading plan requires that such purchases be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Mr. Hanauer’s Rule 10b5-1 trading plan was adopted in accordance with the Marchex Code of Conduct for all officers, directors and employees. Rule 10b5-1 permits the implementation of written, prearranged stock trading plans by insiders when the insiders are not in possession of material non-public information.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2008	MARCHEX, INC.

	By:	/s/ Russell C. Horowitz
	Name: Title:	Russell C. Horowitz Chairman and Chief Executive Officer

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